Exhibit 99.1

Investor Relations Contact:
Erik Yohe
214-525-4634
eyohe@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for Second Quarter 2019

DALLAS — (BUSINESS WIRE) July 25, 2019 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the second quarter of 2019. Hilltop produced income to common stockholders of $57.8 million, or $0.62 per diluted share, for the second quarter of 2019, compared to $33.1 million, or $0.35 per diluted share, for the second quarter of 2018.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.08 per common share payable on August  30, 2019, to all common stockholders of record as of the close of business on August 15, 2019.  Additionally, pursuant to the stock repurchase program authorized by the Hilltop Board of Directors in January 2019, Hilltop paid $25.0 million to repurchase 1,214,843 shares at an average price of $20.54 during the second quarter of 2019. These shares were returned to the pool of authorized but unissued shares of common stock. Aggregate repurchases of $25.0 million remain available under this program, which expires in January 2020. Share repurchase amounts include the repurchase of common shares to offset issuances under the employee compensation plan.

Jeremy Ford, CEO of Hilltop, said,  “Our second quarter results demonstrate the strength and diversification of our franchise, as pre-tax contribution grew in our three largest businesses. At Hilltop Securities, our investments in Structured Finance and Capital Markets, combined with a supportive market environment, generated significant revenue and income growth. Total average loans held for investment grew by 11% from the second quarter of 2018 and credit quality remains sound. PrimeLending’s pre-tax contribution increased by 62% from the prior year, driven by our focus on profitable volume and cost management. While we are very pleased with the results from the first half of 2019, our team remains committed to generating long-term stockholder value by delivering prudent growth and executing on our platform efficiency initiatives.”

Second Quarter 2019 Highlights for Hilltop:

•

Hilltop’s annualized return on average assets and return on average equity for the second quarter of 2019 were 1.74% and 11.63%, respectively, compared to 1.03% and 6.95%, respectively, for the second quarter of 2018;

•	Hilltop’s book value per common share increased to $21.85 at June 30, 2019, compared to $21.23 at March 31, 2019;
•	Hilltop’s total assets were $14.3 billion at June 30, 2019, compared to $13.5 billion at March 31, 2019;
•	Loans[1], net of allowance for loan losses, increased to $6.6 billion compared to $6.5 billion at March 31, 2019;
•	Non-performing loans were $32.0 million, or 0.36% of total loans at June 30, 2019, compared to $30.9 million, or 0.38% of total loans, at March 31, 2019;
•	Loans held for sale increased by 51.9% from March 31, 2019 to $1.6 billion at June 30, 2019;
•	Total deposits were $8.5 billion at June 30, 2019, compared to $8.3 billion at March 31, 2019;
•	Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio[2] of 13.00% and a Common Equity Tier 1 Capital Ratio of 16.32% at June 30, 2019;
•	Hilltop’s net interest margin[3] decreased to 3.49% for the second quarter of 2019, compared to 3.69% in the first quarter of 2019;
•	The provision (recovery) for loan losses was ($0.7) million during the second quarter of 2019, compared to $1.0 million in the first quarter of 2019;
•	For the second quarter of 2019, noninterest income was $312.9 million, compared to $279.4 million in the second quarter of 2018, a 12.0% increase;
•	For the second quarter of 2019, noninterest expense was $343.7 million, compared to $338.5 million in the second quarter of 2018, a 1.5% increase; and
•	Hilltop’s effective tax rate decreased to 23.1% during the second quarter of 2019, compared to 24.3% during the same period in 2018.

1    “Loans” reflect loans held for investment excluding broker-dealer loans, net of allowance for loan losses, of $570.3 million and $491.8  million at June 30, 2019 and March 31, 2019, respectively.

2   Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

3   Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	June 30,	March 31,	December 31,	September 30,	June 30,
(in 000's)	2019	2019	2018	2018	2018
Cash and due from banks	$342,001	$313,192	$644,073	$405,682	$353,432
Federal funds sold	521	438	400	468	403
Assets segregated for regulatory purposes	151,271	156,851	133,993	220,115	128,417
Securities purchased under agreements to resell	50,660	65,205	61,611	164,656	229,172
Securities:
Trading, at fair value	601,524	703,295	745,466	660,314	634,197
Available for sale, at fair value	1,009,924	1,019,851	875,658	874,496	811,218
Held to maturity, at amortized cost	365,905	369,865	351,012	348,163	353,192
Equity, at fair value	19,592	19,343	19,679	21,555	21,218
	1,996,945	2,112,354	1,991,815	1,904,528	1,819,825
Loans held for sale	1,609,477	1,059,280	1,393,246	1,524,980	1,953,562
Loans held for investment, net of unearned income	7,202,604	7,011,679	6,930,458	6,940,306	6,545,630
Allowance for loan losses	(55,177)	(58,809)	(59,486)	(60,152)	(61,970)
Loans held for investment, net	7,147,427	6,952,870	6,870,972	6,880,154	6,483,660

Broker-dealer and clearing organization receivables	1,707,249	1,651,199	1,440,287	1,491,507	1,614,951
Premises and equipment, net	208,975	210,333	237,373	236,172	172,911
Operating lease right-of-use assets	123,832	108,806	—	—	—
Other assets	602,143	591,442	580,362	604,445	648,317
Goodwill	291,435	291,435	291,435	291,435	251,808
Other intangible assets, net	33,934	35,965	38,005	40,394	32,716
Total assets	$14,265,870	$13,549,370	$13,683,572	$13,764,536	$13,689,174

Deposits:
Non interest-bearing	$2,598,253	$2,490,144	$2,560,750	$2,525,677	$2,468,332
Interest-bearing	5,864,826	5,807,975	5,975,406	5,764,556	5,345,290
Total deposits	8,463,079	8,298,119	8,536,156	8,290,233	7,813,622
Broker-dealer and clearing organization payables	1,531,891	1,490,227	1,294,925	1,396,401	1,409,904
Short-term borrowings	1,338,893	914,525	1,065,807	1,216,649	1,610,735
Securities sold, not yet purchased, at fair value	45,447	69,354	81,667	179,582	251,581
Notes payable	231,923	225,372	228,872	220,192	227,736
Operating lease liabilities	132,750	118,452	—	—	—
Junior subordinated debentures	67,012	67,012	67,012	67,012	67,012
Other liabilities	403,070	351,178	435,240	430,309	392,171
Total liabilities	12,214,065	11,534,239	11,709,679	11,800,378	11,772,761

Common stock	928	938	936	946	946
Additional paid-in capital	1,473,599	1,491,585	1,489,816	1,504,467	1,502,105
Accumulated other comprehensive income (loss)	7,862	(1,062)	(8,627)	(14,722)	(11,846)
Retained earnings	544,275	499,452	466,737	448,923	419,683
Deferred compensation employee stock trust, net	788	827	825	860	857
Employee stock trust	(171)	(213)	(217)	(252)	(252)
Total Hilltop stockholders' equity	2,027,281	1,991,527	1,949,470	1,940,222	1,911,493
Noncontrolling interests	24,524	23,604	24,423	23,936	4,920
Total stockholders' equity	2,051,805	2,015,131	1,973,893	1,964,158	1,916,413
Total liabilities & stockholders' equity	$14,265,870	$13,549,370	$13,683,572	$13,764,536	$13,689,174

	Three Months Ended
Consolidated Income Statements	June 30,	March 31,	December 31,	September 30,	June 30,
(in 000's, except per share data)	2019	2019	2018	2018	2018
Interest income:
Loans, including fees	$114,325	$110,870	$119,322	$113,535	$103,924
Securities borrowed	15,517	16,859	16,782	16,346	17,486
Securities:
Taxable	14,684	15,616	15,512	11,994	12,516
Tax-exempt	1,513	1,498	1,648	1,717	1,697
Other	4,017	5,197	4,438	4,734	4,417
Total interest income	150,056	150,040	157,702	148,326	140,040

Interest expense:
Deposits	18,036	17,106	14,838	12,353	10,136
Securities loaned	13,470	14,738	13,935	13,984	15,075
Short-term borrowings	6,897	5,471	7,476	7,831	6,466
Notes payable	2,629	2,641	2,627	2,702	2,437
Junior subordinated debentures	986	1,001	968	955	918
Other	162	152	143	160	160
Total interest expense	42,180	41,109	39,987	37,985	35,192

Net interest income	107,876	108,931	117,715	110,341	104,848
Provision (recovery) for loan losses	(672)	951	6,926	(371)	340
Net interest income after provision (recovery) for loan losses	108,548	107,980	110,789	110,712	104,508

Noninterest income:
Net gains from sale of loans and other mortgage production income	131,173	96,139	90,628	116,243	132,478
Mortgage loan origination fees	33,409	21,873	26,615	27,004	29,318
Securities commissions and fees	34,142	35,969	36,984	36,968	38,320
Investment and securities advisory fees and commissions	22,859	20,160	26,260	23,487	21,965
Net insurance premiums earned	33,466	33,203	34,146	34,185	34,105
Other	57,822	45,124	23,883	31,810	23,248
Total noninterest income	312,871	252,468	238,516	269,697	279,434

Noninterest expense:
Employees' compensation and benefits	215,743	189,898	179,881	205,575	200,632
Occupancy and equipment, net	28,219	28,023	30,512	29,015	27,893
Professional services	23,753	22,942	26,793	27,984	26,020
Loss and loss adjustment expenses	24,981	14,926	20,694	18,712	24,409
Other	50,981	53,296	52,939	54,425	59,563
Total noninterest expense	343,677	309,085	310,819	335,711	338,517

Income before income taxes	77,742	51,363	38,486	44,698	45,425
Income tax expense	17,951	11,586	8,928	7,600	11,034
Net income	59,791	39,777	29,558	37,098	34,391
Less: Net income attributable to noncontrolling interest	1,980	991	1,443	1,293	1,311
Income attributable to Hilltop	$57,811	$38,786	$28,115	$35,805	$33,080

Earnings per common share:
Basic	$0.62	$0.41	$0.30	$0.38	$0.35
Diluted	$0.62	$0.41	$0.30	$0.38	$0.35

Cash dividends declared per common share	$0.08	$0.08	$0.07	$0.07	$0.07

Weighted average shares outstanding:
Basic	93,399	93,669	94,092	94,554	95,270
Diluted	93,418	93,669	94,130	94,610	95,358

	Three Months Ended June 30, 2019
Segment Results			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$93,423	$11,410	$(1,031)	$592	$(1,331)	$4,813	$107,876
Provision (recovery) for loan losses	(670)	(2)	—	—	—	—	(672)
Noninterest income	10,742	105,559	164,548	36,151	665	(4,794)	312,871
Noninterest expense	58,251	94,870	141,721	39,589	9,274	(28)	343,677
Income (loss) before income taxes	$46,584	$22,101	$21,796	$(2,846)	$(9,940)	$47	$77,742

	Six Months Ended June 30, 2019
Segment Results			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$186,113	$24,260	$(1,499)	$1,236	$(2,661)	$9,358	$216,807
Provision (recovery) for loan losses	355	(76)	—	—	—	—	279
Noninterest income	21,362	196,865	282,580	72,643	1,390	(9,501)	565,339
Noninterest expense	118,977	182,677	256,398	69,926	24,836	(52)	652,762
Income (loss) before income taxes	$88,143	$38,524	$24,683	$3,953	$(26,107)	$(91)	$129,105

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Selected Financial Data	2019	2019	2018	2018	2018

Hilltop Consolidated:
Return on average stockholders' equity	11.63%	8.04%	5.76%	7.41%	6.95%
Return on average assets	1.74%	1.21%	0.86%	1.07%	1.03%
Net interest margin (1)	3.49%	3.69%	3.75%	3.48%	3.46%
Net interest margin (taxable equivalent) (2):
As reported	3.49%	3.70%	3.76%	3.49%	3.47%
Impact of purchase accounting	23 bps	32 bps	43 bps	28 bps	29 bps
Book value per common share ($)	21.85	21.23	20.83	20.51	20.21
Shares outstanding, end of period (000's)	92,775	93,821	93,610	94,594	94,571
Dividend payout ratio (3)	12.92%	19.32%	23.43%	18.48%	20.16%

Banking Segment:
Net interest margin (1)	4.06%	4.24%	4.50%	4.13%	4.11%
Net interest margin (taxable equivalent) (2):
As reported	4.06%	4.25%	4.51%	4.14%	4.12%
Impact of purchase accounting	31 bps	44 bps	61 bps	39 bps	42 bps
Accretion of discount on loans ($000's)	6,444	8,735	12,737	8,147	8,343
Net charge-offs ($000's)	2,960	1,628	7,592	1,447	1,564
Return on average assets	1.43%	1.34%	1.31%	1.19%	1.09%
Fee income ratio	10.3%	10.3%	10.1%	10.7%	10.8%
Efficiency ratio	55.9%	58.8%	56.8%	63.7%	66.5%
Employees' compensation and benefits ($000's)	33,050	32,171	31,955	36,878	32,442

Broker-Dealer Segment:
Net revenue ($000's) (4)	116,969	104,157	89,750	95,266	86,479
Employees' compensation and benefits ($000's)	70,333	63,075	54,249	59,535	52,418
Variable compensation expense ($000's)	44,833	34,581	31,744	33,574	26,036
Compensation as a % of net revenue	60.1%	60.6%	60.4%	62.5%	60.6%
Pre-tax margin (5)	18.9%	15.8%	12.1%	10.4%	9.5%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	3,329,024	2,050,760	2,586,677	3,237,444	3,615,991
Refinancings	631,065	396,282	384,990	416,201	491,384
Total mortgage loan originations - volume	3,960,089	2,447,042	2,971,667	3,653,645	4,107,375
Mortgage loan sales - volume ($000's)	3,338,070	2,711,114	3,008,793	4,015,051	3,526,603
Net gains from mortgage loan sales (basis points)	333	330	334	330	317
Mortgage servicing rights asset ($000's) (6)	53,695	62,049	66,102	68,804	57,373
Employees' compensation and benefits ($000's)	106,449	79,043	84,334	102,025	111,713
Variable compensation expense ($000's)	65,516	38,929	44,529	58,686	66,531

Insurance Segment:
Loss and LAE ratio	74.6%	45.0%	60.6%	54.7%	71.6%
Expense ratio	38.4%	41.5%	37.9%	38.8%	39.5%
Combined ratio	113.0%	86.5%	98.5%	93.5%	111.1%
Employees' compensation and benefits ($000's)	2,784	3,202	2,670	2,595	2,954

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)

Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets.  Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented.  The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.2 million, $0.2 million, $0.3 million, $0.2 million, and  $0.2 million, respectively, for the periods presented and for the banking segment were $0.2 million for each of the periods presented.

(3)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(4)	Net revenue is defined as the sum of total broker-dealer net interest income plus total broker-dealer noninterest income.
(5)	Pre-tax margin is defined as income before income taxes divided by net revenue
(6)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	June 30,	March 31,	December 31,	September 30,	June 30,
Capital Ratios	2019	2019	2018	2018	2018
Tier 1 capital (to average assets):
PlainsCapital	12.53%	12.61%	12.47%	11.86%	12.80%
Hilltop	13.00%	13.22%	12.53%	12.40%	12.90%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	13.84%	13.89%	13.90%	13.88%	14.59%
Hilltop	16.32%	16.75%	16.58%	16.95%	17.61%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	13.84%	13.89%	13.90%	13.88%	14.59%
Hilltop	16.77%	17.22%	17.04%	17.42%	18.10%
Total capital (to risk-weighted assets):
PlainsCapital	14.48%	14.60%	14.63%	14.63%	15.38%
Hilltop	17.14%	17.64%	17.47%	17.87%	18.58%

	June 30,	March 31,	December 31,	September 30,	June 30,
Non-Performing Loans Portfolio Data	2019	2019	2018	2018	2018
Loans accounted for on a non-accrual basis ($000's):
Commercial real estate	5,276	5,332	5,324	7,506	14,256
Commercial and industrial	14,152	13,350	14,870	21,323	22,815
Construction and land development	1,413	1,473	3,278	3,402	569
1-4 family residential	11,136	10,662	10,437	4,476	4,273
Mortgage warehouse	—	—	—	—	—
Consumer	34	38	41	45	49
Broker-dealer	—	—	—	—	—
Covered	—	—	—	5,777	5,277
	32,011	30,855	33,950	42,529	47,239

Non-performing loans as a % of total loans	0.36%	0.38%	0.41%	0.50%	0.56%

Other real estate owned ($000's)	20,753	23,066	27,578	32,518	37,824

Other repossessed assets ($000's)	—	30	68	99	168

Non-performing assets ($000's)	52,764	53,951	61,596	75,146	85,231

Non-performing assets as a % of total assets	0.37%	0.40%	0.45%	0.55%	0.62%

Non-PCI loans past due 90 days or more and still accruing ($000's)	77,425	77,045	83,131	80,664	74,060

Troubled debt restructurings included in accruing loans held for investment ($000's)	2,256	1,313	1,339	1,362	1,389

	Three Months Ended June 30,
	2019			2018
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
Net Interest Margin (Taxable Equivalent) Details	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$1,307,251	$15,041	4.60%	$1,589,149	$18,241	4.59%
Loans held for investment, gross (1)	7,078,807	99,284	5.57%	6,374,873	85,683	5.34%
Investment securities - taxable	1,733,536	14,654	3.38%	1,663,257	12,486	3.00%
Investment securities - non-taxable (2)	227,953	1,687	2.96%	252,591	1,912	3.03%
Federal funds sold and securities purchased under agreements to resell	69,369	369	2.13%	228,786	859	1.51%
Interest-bearing deposits in other financial institutions	325,130	1,982	2.44%	419,006	1,890	1.81%
Securities borrowed	1,598,063	15,517	3.84%	1,544,235	17,486	4.48%
Other	68,990	1,682	9.77%	69,297	1,691	9.77%
Interest-earning assets, gross (2)	12,409,099	150,216	4.81%	12,141,194	140,248	4.59%
Allowance for loan losses	(59,437)			(63,944)
Interest-earning assets, net	12,349,662			12,077,250
Noninterest-earning assets	1,414,227			1,286,608
Total assets	$13,763,889			$13,363,858

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$5,792,236	$18,036	1.25%	$5,366,535	$10,136	0.76%
Securities loaned	1,462,370	13,470	3.69%	1,382,984	15,075	4.37%
Notes payable and other borrowings	1,389,295	10,674	3.06%	1,588,132	9,981	2.51%
Total interest-bearing liabilities	8,643,901	42,180	1.95%	8,337,651	35,192	1.69%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,549,792			2,492,253
Other liabilities	551,333			620,900
Total liabilities	11,745,026			11,450,804
Stockholders’ equity	1,995,811			1,910,316
Noncontrolling interest	23,052			2,738
Total liabilities and stockholders' equity	$13,763,889			$13,363,858

Net interest income (2)		$108,036			$105,056
Net interest spread (2)			2.86%			2.90%
Net interest margin (2)			3.49%			3.47%

(1)	Average balance includes non-accrual loans.
(2)

Presented on a taxable equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rates for the periods presented. The adjustment to interest income was $0.2 million for both the three months ended June 30, 2019 and 2018.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday,  July 26, 2019. Hilltop President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review second quarter 2019 financial results. Interested parties can access the conference call by dialing 1-877-508-9457 (domestic) or

1-412-317-0789 (international). The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. Through Hilltop Holdings’ other wholly owned subsidiary, National Lloyds Corporation, it provides property and casualty insurance through two insurance companies, National Lloyds Insurance Company and American Summit Insurance Company. At June 30, 2019, Hilltop employed approximately 5,100 people and operated approximately 440 locations in 44 states. Hilltop Holdings’  common stock is listed on the New York Stock Exchange under the symbol "HTH." Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com, Nationallloydsinsurance.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases.  For a discussion of certain factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.